SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           August 30, 2006

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
      Incorporation)                    FileNumber)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                               Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report)



Item 8.01.  Other events.

     This Current Report on Form 8-K is for the purpose of timely reporting the results of voting by shareholders on three proposals at the annual meeting of shareholders held on August 30, 2006.
This information will be incorporated by reference in Form 10-Q for the quarter ending September 30, 2006, under Item 4. Submission of Matters to a Vote of Security Holders.

Proposal No. 1 was a proposal to approve the Asset Purchase Agreement dated as of March 17, 2006 (as amended, the "Sale Agreement"), which authorizes the sale of substantially all of the assets of the Trust to Buckingham Properties, Inc.

   Proposal No. 1 which required, for approval, votes "FOR" by more than fifty percent (903,177) of the outstanding shares was approved. Votes cast on Proposal No. 1 were as follows:

          FOR: 1,129,614    AGAINST: 4,079    ABSTAIN:  8,808


Proposal No. 2 was a proposal to approve the liquidation and dissolution of the Trust, subject to approval and consummation of the Sale Agreement, following the closing of the Asset Sale.

   Proposal No. 2 which required, for approval, votes "FOR" by more than fifty percent (903,177) of the outstanding shares was approved. Votes cast on Proposal No. 2 were as follows:

          FOR: 1,121,176    AGAINST: 3,863    ABSTAIN: 17,462


Proposal No. 3 related to the election of three trustees. The following three incumbent trustees were re-elected for a term of three years:

   Votes cast on Proposal No. 3 were as follows:

          John W. Adams          FOR: 1,238,323  WITHHELD: 135,385
          John I. Bradshaw, Jr.  FOR: 1,253,673  WITHHELD: 120,035
          Marvin L. Hackman      FOR: 1,258,637  WITHHELD: 115,071



There were no other matters presented for consideration at the Annual Meeting.




                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CENTURY REALTY TRUST


September 5, 2006                    By: /s/ John I. Bradshaw, Jr.
_______________                     ____________________________________
    Date                             John I. Bradshaw, Jr.
                                     President and Treasurer
                                     Chief Executive Officer